UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 28, 1997
(Date of earliest event reported)

                  INTERNATIONAL BUSINESS MACHINES CORPORATION
             (Exact name of registrant as specified in its charter)

       New York                  1-2360             13-0871985
(State of Incorporation)       (Commission        (IRS employer
                               File Number)       Identification No.)

          ARMONK, NEW YORK                             10504
(Address of principal executive offices)             (Zip Code)

                                  914-765-1900
                        (Registrant's telephone number)

Item 5. Other Events

     The registrant's press release dated January 28, 1997, regarding the decision of the Company's Board of Directors to declare a two-for-one stock split of the Company's Capital Stock, subject to stockholder approval of an increase in the Company's authorized shares of Capital Stock, is attached.

                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                    INTERNATIONAL BUSINESS MACHINES CORPORATION
                                                  (Registrant)

Date: January 28, 1997

                                    By: /s/ John E. Hickey
                                        ----------------------------
                                        John E. Hickey
                                        Vice President and Secretary

IBM Board Declares Regular Quarterly Cash Dividend; Announces Two-for-One Stock Split

     Armonk, N.Y., January 28, 1997---The IBM Board of Directors today declared a regular quarterly cash dividend of $.35 per common share, payable March 10, 1997 to shareholders of record February 10, 1997. The Board also declared a two-for-one common share split, subject to approval of shareholders of an increase in the number of authorized common shares from 750 million to 1.875 billion.

The record date for the split is currently expected to be on May 9, 1997, with distribution of the split shares to follow on May 27, 1997.

IBM also announced that its next annual meeting will be held April 29 at the Dallas Convention Center in Dallas, Texas.